INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-19511, No. 33-38019, No. 33-19510, No. 33-63739 and
No. 333-12737 on Form S-8, No. 333-04531 on Form S-3 and No. 333-41314
on Form S-4 of II-VI Incorporated and subsidiaries of our reports dated August 4, 2000 (August 14, 2000 as to Notes D and J and September 20, 2000 as to Note K), appearing in and incorporated by reference in this Annual Report on Form 10-K of II-VI Incorporated and subsidiaries for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 27, 2000